                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1996

                                  (UNAUDITED)


        On April 30, 1996, CarrAmerica Realty Corporation issued 11,627,907 shares of Common Stock to a wholly owned subsidiary of Security Capital U.S. Realty ("US Realty") in exchange for a cash payment of $249,613,870 (the "Transaction"). The Company used $235 million of the proceeds from the Transaction to payoff borrowings related to recent acquisitions.

        This unaudited pro forma Condensed Consolidated Balance Sheet is presented as if the Transaction had been consummated on March 31, 1996. In management's opinion, all adjustments necessary to reflect the effects of the aforementioned transaction have been made.

        This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what actual financial position would have been at March 31, 1996, nor does it purport to represent the future financial position of the Company.




                                                                Pro Forma              Pro Forma
                                         Historical (A)      Adjustments (B)          Consolidated
                                         --------------      ---------------          ------------
                                                             (In thousands)
         ASSETS
      Rental property, net               $  546,543        $           -         $       546,543
      Restricted and unrestricted cash       22,289               10,106                  32,395
      Other assets                           66,526                 (571)                 65,955
                                         ----------        -------------         ---------------
                                            635,358                9,535                 644,893
                                         ==========        =============         ===============

         LIABILITIES
      Debt                                  496,957             (235,000)                261,957
      Other liabilities                      10,018                    -                  10,018
                                         ----------        -------------         ---------------
                                            506,975             (235,000)                271,975
                                         ----------        -------------         ---------------

      Minority interest                      34,876                    -                  34,876
                                         ----------        -------------         ---------------

      STOCKHOLDERS' EQUITY
      Common stock                              136                  116                     252
      Additional paid-in capital            127,376              244,419                 371,795
      Dividends in excess of earnings       (34,005)                   -                 (34,005)
                                         ----------        -------------         ---------------
                                             93,507              244,535                 338,042
                                         ----------        -------------         ---------------
                                            635,358                9,535                 644,893
                                         ==========        =============         ===============




NOTES:
(A) Reflects the Company's historical consolidated balance sheet as of March 31, 1996.

(B) Reflects the issuance of 11,628 shares of Common Stock in exchange for cash of $249,614, reduced by fees related to the transaction of $5,079 ($571 previously capitalized). The Company used $235,000 of the proceeds to payoff debt incurred related to recent acquisitions.

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE THREE
                          MONTHS ENDED MARCH 31, 1996

                                  (UNAUDITED)


         These unaudited pro forma Condensed Consolidated Statements of Operations are presented as if the acquisitions of the office buildings and the Transaction had been consummated as of the beginning of the respective periods.

         These unaudited pro forma Condensed Consolidated Statements of Operations are not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions and the Transaction had been consummated as of the beginning of the respective periods, nor do they purport to represent the results of operations for future periods.


                                                             For the year ended December 31, 1995
                                           --------------------------------------------------------------------------
                                                Historical            Pro Forma Adjustments
                                               Statement of                             Stock          Pro Forma
                                              Operations (A)     Acquisitions (B)    Issuance (C)     Consolidated
                                              --------------     ----------------    ------------     ------------
                                                              (in thousands, except per share data)
Real estate operating revenue:
      Rental revenue                       $      89,539         $      34,777(1)    $        -      $   124,316
      Real estate service income                  11,315                     -                -           11,315
                                            ------------          ------------        ---------       ----------
         Total revenue                           100,854                34,777                -          135,631
                                            ------------          ------------        ---------       ----------
Real estate operating expenses:
      Property operating expenses                 31,579                 6,883(4)                         38,462
      Interest expense                            21,873                 3,487(2)        (3,828)(1)       21,532
      General and administrative                  10,711                    85(1)                         10,796
      Depreciation and amortization               18,495                12,071(3)          (200)(2)       30,366
                                            ------------          ------------        ---------       ----------
         Total operating expenses                 82,658                22,526           (4,028)         101,156
                                            ------------          ------------        ---------       ----------

         Real estate operating income             18,196                12,251            4,028           34,475

Other operating income (expense)                    (912)                   19                -             (893)

         Net operating income before        ------------          ------------        ---------       ----------
             minority interest                    17,284                12,270            4,028           33,582

Minority interest in earnings (losses)            (5,217)                  116(5)             -           (5,101)

                                            ------------          ------------        ---------       ----------
         Net income                        $      12,067         $      12,386       $    4,028      $    28,481
                                            ============          ============        =========       ==========

Net income per common share                $        0.90                                             $      1.14(D)
                                            ============                                              ==========


                                                          For the three months ended March 31, 1996
                                            ----------------------------------------------------------------------
                                               Historical         Pro Forma Adjustments
                                             Statement of                             Stock             Pro Forma
                                            Operations (A)   Acquisitions (B)      Issuance (C)       Consolidated
                                            --------------   ----------------     -------------       ------------
                                                              (in thousands, except per share data)
Real estate operating revenue:
      Rental revenue                          $ 25,350        $   6,019(1)       $        -        $     31,369
      Real estate service income                 2,726                -                   -               2,726
                                               -------         --------           ---------         -----------
         Total revenue                          28,076            6,019                   -              34,095
                                               -------         --------           ---------         -----------
Real estate operating expenses:
      Property operating expenses                8,991              665(4)                                9,656
      Interest expense                           6,532                -              (1,111)(1)           5,421
      General and administrative                 2,748               53(1)                                2,801
      Depreciation and amortization              5,484            2,364(3)              (50)(2)           7,798
                                               -------         --------           ---------         -----------
         Total operating expenses               23,755            3,082              (1,161)             25,676
                                               -------         --------           ---------         -----------
         Real estate operating income            4,321            2,937               1,161               8,419

Other operating income (expense)                   404                4                   -                 408

         Net operating income before           -------         --------           ---------         -----------
             minority interest                   4,725            2,941               1,161               8,827

Minority interest in earnings (losses)          (1,390)               -                   -              (1,390)

                                               -------         --------           ---------         -----------
         Net income                           $  3,335        $   2,941          $    1,161        $      7,437
                                               =======         ========           =========         ===========

Net income per common share                   $   0.25                                             $       0.30(D)
                                               =======                                               ==========


NOTES:
(A) Reflects the Company's historical consolidated statements of operations for the year ended December 31, 1995 and for the three months ended
      March 31, 1996.
(B)   Pro forma adjustments for the acquisitions reflect:
      (1)  the historical operating activity of the rental property acquired;
      (2)  the additional interest expense on the notes and line of credit;
      (3) the depreciation expense for the acquisitions based on the new accounting basis for the rental property acquired;
      (4) the historical operating activity of the rental property acquired ($7,416 in 1995 and $735 for the three months ended March 31, 1996) reduced by the elimination of managment fee expense that will not be incurred by the Company upon purchase of the properties ($533 in 1995 and $70 for the three months ended March 31, 1996);
      (5) the Unit holders' minority interest (26.5% in 1995) of activity of acquisitions of Carr Realty, L.P. (acquisitions consummated during 1996 are owned directly by CarrAmerica Realty Corporation and are not affected by outside Unit holders of Carr Realty, L.P.).
(C)   Pro forma adjustments for the stock issuance reflect:
      (1) the reduction in interest expense associated with the subsequent repayment of certain notes and lines of credit with the proceeds of the stock issuance;
      (2) the reduction in amortization expense resulting from the write-off of deferred financing costs on the debt subsequently repaid.
(D) Based upon 24,965,987 and 25,151,535 shares of Common Stock outstanding on a weighted average basis during the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.